Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Kevin Pace, President and Chief Executive Officer of Bogota Financial Corp. (the “Company”), and Brian McCourt, Chief Financial Officer of the Company, each certify in his capacity as an executive officer of the Company that he has reviewed the Annual Report on Form 10-K for the twelve months ended December 31, 2024 (the “Report”) and that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2025	/s/ Kevin Pace
Kevin Pace
President and Chief Executive Officer

Date: March 28, 2025	/s/ Brian McCourt
Brian McCourt
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.